                                                                  Exhibit 1.1(a)

                    EVEREN Unit Investment Trusts, Series 40
                                Trust Agreement

                                                         Dated: December 5, 1995

     This Trust Agreement between EVEREN Securities, Inc., as Depositor and Evaluator, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Corporate Bond Trusts Sponsored by EVEREN Unit Investment Trusts, a service of EVEREN Securities, Inc. and Subsequent Series, Effective: December 5, 1995" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                Witnesseth That:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee and the Evaluator agree as follows:

                                     Part I

                     Standard Terms and Conditions of Trust

     Subject to the Provisions of Part ii hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    Part II

                     Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

            (a) The Bonds defined in Section 1.01(4), listed in Schedule A hereto, have been deposited in trust under this Trust Agreement.

            (b) The fractional undivided interest in and ownership of each Trust Fund represented by each Unit is the amount set forth under "Summary of Essential Financial Information@Fractional Undivided Interest in the Fund per Unit" in the Prospectus.

            (c) The number of Units in each Trust is that amount set forth under "Essential Information-Number of Units" in the Prospectus.

            (d) The "First General Record Date" shall be January 1, 1996.

            (e) The amount of the second distribution of funds from the Interest Account shall be that amount set forth under "Essential Information-Interest Payments-First Payment per Unit" for each Trust in the Prospectus.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed.


                                     EVEREN SECURITIES, INC.
                                     through its EVEREN Unit Investment Trusts
                                        service
                                     Depositor



                                     By         Robert K. Burke
                                        ------------------------------
                                        Senior Vice President



                                     THE BANK OF NEW YORK



                                     By         Ted Rudish
                                       -------------------------------
                                       Vice President

                                   SCHEDULE A

                           Bonds Initially Deposited
                    EVEREN Unit Investment Trusts Series 40

     (Note: Incorporated herein and made a part hereof is the "Portfolios" as set forth in the Prospectus for each Trust.)